Exibhit 99.1

IDEAYA Biosciences Appoints Wendy Yarno to its Board of Directors

South San Francisco, CA, December 18, 2019 – IDEAYA Biosciences, Inc. (NASDAQ:IDYA), an oncology-focused precision medicine company committed to the discovery and development of targeted therapeutics to treat cancer, announced the appointment of Wendy L. Yarno as a Director of its Board of Directors.

Ms. Yarno spent 26 years at Merck & Co. in commercial and human resource positions of increasing seniority, including most recently as Executive Vice President and Chief Marketing Officer.  She previously served as General Manager, Cardiovascular / Metabolic U.S. Business Unit and as Executive Vice President, Worldwide Human Health Marketing.  In these roles, Ms. Yarno developed deep expertise in pharmaceutical commercialization, including drug development, regulatory strategy, market development, global product strategy and product life-cycle management.

Ms. Yarno currently serves on the board of directors of publicly traded life sciences companies Global Blood Therapeutics, Inovio Pharmaceuticals, Inc. and Myokardia.  She previously served on the board of directors of various other life science companies, including Alder Biopharmaceuticals, Durata Therapeutics, St. Jude Medical and Medivation.

“Wendy brings a unique breadth of experience in pre-and post-launch commercialization of pharmaceuticals to our Board,” said John Diekman, Ph.D., Chairman of IDEAYA’s Board of Directors.

Yujiro S. Hata, Chief Executive Officer and President at IDEAYA Biosciences observed that “Wendy’s commercial experience and leadership will be invaluable to IDEAYA, in particular as we advance clinical development of our lead clinical development program, IDE196, into a potentially registration-enabling single-arm Phase 2 clinical trial in metastatic uveal melanoma, anticipated in first quarter 2020.”

“I’m delighted to join IDEAYA’s Board of Directors to help advance IDEAYA’s vision of improving lives through transformative precision medicines.  I am excited to contribute to IDEAYA’s pipeline of precision medicine oncology therapeutics, including approaches directly targeting oncogenic pathways and synthetic lethality –  an emerging class of precision medicine targets,” said Ms. Yarno.

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About IDEAYA Biosciences

IDEAYA is an oncology-focused precision medicine company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics.  IDEAYA’s approach integrates capabilities in identifying and validating translational biomarkers with small molecule drug discovery to select patient populations most likely to benefit from the targeted therapies IDEAYA is developing.  IDEAYA is applying these capabilities across multiple classes of precision medicine, including direct targeting of oncogenic pathways and synthetic lethality – which represents an emerging class of precision medicine targets.

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Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to expected timing for advancing clinical development of IDE196 into a potentially registration-enabling single-arm Phase 2 clinical trial in metastatic uveal melanoma. Such forward-looking statements involve substantial risks and uncertainties that could cause IDEAYA’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including IDEAYA’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, IDEAYA’s ability to successfully establish, protect and defend its intellectual property and other matters that could affect the sufficiency of existing cash to fund operations. IDEAYA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, see IDEAYA’s recent Quarterly Report on Form 10-Q filed on November 13, 2019 and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

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Investor and Media Contact
IDEAYA Biosciences
Paul Stone
Chief Financial Officer
pstone@ideayabio.com